                                                                   Exhibit 4.3

                                  EXHIBIT B
                                  ---------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. ______

                     WARRANT TO PURCHASE PREFERRED STOCK

                                     OF

                            CONNECTIFY.COM, INC.


     This certifies that, for value received, ______________ or his registered assigns ("Holder") is entitled, subject to the terms and conditions set forth below, to purchase from Connectify.com, Inc. (the "Company"), in whole or in part that number of fully paid and nonassessable shares (the "Warrant Shares") of Preferred Stock (as defined below) determined in accordance with Section 2 below and at a purchase price per share (the "Exercise Price") determined in accordance with Section 2 below. The number, character and Exercise Price of such shares of Preferred Stock are subject to adjustment as provided below and all references to "Warrant Shares" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments. The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     This Warrant is issued under Section 1 of that certain Note and Warrant Purchase Agreement between the Company and the Holder, dated as of August 6, 1998 (the "Purchase Agreement"), pursuant to which the initial holder of this Warrant purchased a convertible promissory note in the principal amount set forth on Schedule A of the Purchase Agreement (the "Note Amount"). The holder of this Warrant is subject to certain restrictions, and entitled to certain rights as set forth in the Purchase Agreement.

     1.  Term of Warrant. Subject to the terms and conditions set forth herein,
         ---------------
this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m., Pacific standard time, on the earliest of the following: (i) the closing of a firmly underwritten public offering of the company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended; (ii) the closing of a merger or consolidation of the Company pursuant to which the stockholders of the Company hold less than 50% of the voting securities of the surviving entity, or a sale of all or substantially all of the assets of the Company; or (iii) August 5, 2005, and shall be void thereafter (the "Exercise Period").

     2.   Exercise price: Preferred Stock: Number of Shares.
          -------------------------------------------------

     (a)  Exercise Price.  The term "Exercise Price" shall mean the price per
          --------------
share at which Preferred Stock (as defined below) is sold by the Company in a financing involving receipt by the Company of at least $1,500,000 or more in equity, including discharge of the Note (the "Financing").

     (b)  Preferred Stock. The term "Preferred Stock" shall mean Series A
          ---------------
Preferred Stock or such other series of the Company's preferred stock that is issued in the Financing, and any stock into or for which such preferred stock may thereafter be converted or exchanged. Upon exercise of this Warrant, the holder shall be entitled to such registration rights, antidilution provisions and other rights as are provided to purchasers of preferred Stock in the Financing.

     (c)  Number of Shares.  This Warrant shall be exercisable for that number
          ----------------
of shares of Preferred Stock as is determined by dividing (i) 20% of the Note Amount by (ii) the Exercise Price. The number of shares subject to the Warrant shall be subject to adjustment as set forth in Section 11.

     3.   Exercise of Warrant.
          -------------------

     (a)  Cash Exercise. This Warrant may be exercised by the Holder by (i) the
          -------------
surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within 10 days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate of certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record o Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

     (b)  Net Issue Exercise. In lieu of exercising this Warrant pursuant to
          ------------------
Section 3(a), this

Warrant may be exercised by the Holder by the surrender of this Warrant to the company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of shares of preferred Stock to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such shares of Preferred Stock as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Holder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of Preferred Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

              X = Y(A-B)
                  ------
                    A

Where    X =  the number of shares of Preferred Stock to be issued to Holder under this Section 3(b);

         Y = the number of shares of Preferred Stock otherwise purchasable under this Warrant (as adjusted to the date of such calculation);

         A = the fair market value of one share of the Preferred Stock at the date of such calculation;

         B =  the Exercise Price (as adjusted to the date of such calculation).

     (c)  Fair Market Value. For purposes of Section 3(b) fair market value of
          -----------------
one share of the Company's Preferred Stock shall mean, as of any date:

          (i) the fair market value of the shares of Common Stock into which such share of Preferred Stock is convertible as of such date, as determined from the last closing price pr share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

          (ii) the fair market value of the shares of Common Stock into which such share of Preferred Stock is convertible as of such date, as determined from the last reported sales price per share of the company's Common Stock on the Nasdaq National Market or the Nasdaq Small-Cap market (collectively, "Nasdaq") if the Company's Common Stock is not listed or traded on any such exchange, or

          (iii) the fair market value of the shares of Common Stock into which such share of Preferred Stock is convertible as of such date, as determined from the average of the bid and asked price per share as reported in the "pink sheets" published by the national Quotation Bureau, Inc. (the "pink sheets") if the

     Company's Common Stock is not listed or traded on any exchange or Nasdaq, or

          (iv) if such quotations are not available, the fair market value per share of the Company's Preferred Stock on the date such notice was received by the Company as reasonably determined in good faith by the Board of Directors of the Company.

     (d) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     4.   No Fractional Shares or Scrip. No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5.   Replacement of Warrant. On receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6.   Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant,
          ----------------------
the Holder shall not be entitled to vote or receive dividends or be deemed the holder of preferred Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7.   Transfer of Warrant.
          -------------------

     (a)  Warrant Register. The Company will maintain a register (the "Warrant
          ----------------
Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     (b)  Warrant Agent. The Company may, by written notice to the Holder,
          -------------
appoint an agent for the purpose of maintaining the Warrant register referred to in Section 7(a) above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     (c)  Transferability and Nonnegotiability of Warrant. This Warrant may not
          -----------------------------------------------
be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or any shares of Preferred Stock or common Stock issued upon exercise hereof or conversion thereof (i) in compliance with Rule 144 or Rule 144A of the Act, or (ii) by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 7(c). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as negotiable instrument transferable by endorsement and delivery.

     (d)  Exchange of Warrant Upon a Transfer. On surrender of this Warrant for
          -----------------------------------
exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     (e)  Compliance with Securities Laws.
          -------------------------------

     (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this

Warrant or any shares of Preferred Stock or Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of preferred Stock or Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     (ii) This Warrant and all shares of Preferred Stock or common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES
     ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

     (iii) The Company agrees to remove promptly, upon the request of the holder of this Warrant and Securities issuable upon exercise of the Warrant, the legend set forth in Section 7(e)(ii) above from the documents/certificates for such securities upon full compliance with this Agreement and Rules 144 and 145 .

     8.   Reservation of Stock. The Company covenants that during the term this
          --------------------
Warrant is exercisable, the Company will reserve from its authorized and unissued Preferred Stock or other shares issuable upon exercise of the Warrant a sufficient number of shares to provide for the issuance of Preferred Stock upon the exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Preferred Stock) and, from time to time, will take all steps necessary to amend its Restated Certificate of Incorporation (the "Restated Certificate") to provide sufficient reserves of shares of Preferred Stock issuable upon exercise of the Warrant (and shares of its common Stock for issuance on conversion of such Preferred Stock). The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

     9.   Notices.
          -------

     (a) Whenever the Exercise price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder this Warrant.

     (b)  In case:

          (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

          (ii) of any capital reorganization of the Company, any reclassification of he capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation;

          (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

          (iv) of any redemption or conversion of all outstanding Preferred Stock or Common Stock; or

          (v) of the filing of the Company's first registration statement with the U.S. Securities and Exchange Commission (the "SEC");

then, and in each such case, the Company will mail or cause to the mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right,
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock or Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Preferred Stock or Common Stock (or such other sock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, or (C) the anticipated date on which the Company expects its first registration statement with the SEC to become effective. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

     (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing if sent to a U.S. address and on the tenth (10th) business day following the date of such mailing if sent to an address outside the U.S.

     10.  Amendments.   This Warrant and any term hereof may be changed, waived,
          ----------
discharged or terminated with the written consent of the Company and the holders of a majority in interest of the outstanding Notes issued under the Purchase Agreement.

     11.  Adjustments.   The Exercise Price and the number of shares purchasable
          -----------
hereunder are subject to adjustment from time to time as follows:

     (a)  Stock Conversion or Redemption of Preferred Stock.  Should all of the
          -------------------------------------------------
Company's Preferred as the case may be, at any time prior to the expiration of this Warrant, redeemed or converted into shares of the Company's Common Stock in accordance with the Company's Restated Certificate, then this Warrant shall immediately become exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Preferred Stock received thereupon had been simultaneously converted immediately prior to such event and the Exercise Price shall immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption. For purpose of the foregoing, the "Restated Certificate" shall mean the Certificate of Incorporation of the Company as amended and/or restated and effective immediately prior to the redemption or conversion of all of the Company's Preferred Stock, as the case may be.

     (b)  Reclassification, etc. If the Company, at any time while this
          ---------------------
Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11. No adjustment shall be made pursuant to this Section 11(b), upon any conversion or redemption of the Preferred Stock which is the subject of Section 11(a).

     (c)  Split, Subdivision or Combination of Shares. If the Company at any
          -------------------------------------------
time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

     (d)  Adjustments for Dividends in Stock or Other Securities or Property.
          ------------------------------------------------------------------
If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

     (e)  Certificate as to Adjustments. Upon the occurrence of each
          -----------------------------
adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

     (f)  No Impairment. The Company will not, by any voluntary action, avoid
          -------------
or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

     12.  Miscellaneous.
          -------------

     (a) This Warrant shall be governed by the laws of the State of Delaware as applied to agreements entered into in the State of Delaware by and among residents of the State of Delaware.

     (b) In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

     (c) The holder hereof agrees to be bound by such market standoff provisions (i.e., restrictions on stock resale provisions following the Company's sale of securities in the public

     (d) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, this expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

     IN WITNESS WHEREOF, Connectify.com, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

     Dated: August __, 1998


                                        COMPANY:

                                        CONNECTIFY.COM, INC.


                                        By
                                            ----------------------------

                                        Title
                                               -------------------------

                              NOTICE OF EXERCISE

To: Connectify.com, Inc.

     (1)   The undersigned hereby elects to purchase        shares of Series
Preferred Stock of Connectify.com, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Preferred Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

     (3)    Please issue a certificate or certificates representing said shares
of Series   Preferred Stock in the name of the undersigned or in such other name as is specified below:




                                                              (Name)




                                                              (Name)



     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:




                                                              (Name)






----------------------
    (Date)                                               (Signature)

                                ASSIGNMENT FORM


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number
of shares of Series   Preferred Stock (or Common Stock) set forth below:

     Name of Assignee                   Address                 No. of
     ----------------                   -------                 Shares
                                                                ------







and does hereby irrevocably constitute and appoint Attorney              to make
such transfer on the books of Connectify.com, Inc., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

     Dated:           , 19



                                                        Signature of Holder